SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

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EQ ADVISORS TRUST
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AXA EQUITABLE LIFE INSURANCE COMPANY

1290 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10104

EQ ADVISORS TRUST

INFORMATION STATEMENT DATED FEBRUARY     , 2009

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

The purpose of this Information Statement is to provide you with information about changes to and/or additions of sub-advisers for the EQ/AllianceBernstein Value Portfolio (“Value Portfolio”); EQ/FI Mid Cap Portfolio (“Mid Cap Portfolio); EQ/AllianceBernstein Large Cap Growth Portfolio (“AllianceBernstein Large Cap Growth Portfolio”); EQ/Legg Mason Value Equity Portfolio (“Value Equity Portfolio”); EQ/International Core PLUS Portfolio; EQ/Large Cap Core PLUS Portfolio; EQ/Large Cap Growth PLUS Portfolio; EQ/Mid Cap Value PLUS Portfolio (each, a “PLUS Portfolio,” and together, the “PLUS Portfolios”); EQ/AllianceBernstein Quality Bond Portfolio (“Quality Bond Portfolio”); and (“EQ/Bond Index Portfolio (“Bond Index Portfolio”), each, a series of EQ Advisors Trust (the “Trust”). The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. You may obtain an additional copy of the Trust’s Prospectus or Statement of Additional Information, or its most recent Annual Report, free of charge, by writing to the Trust at 1290 Avenue of the Americas, New York, New York 10104.

AXA Equitable Life Insurance Company (“AXA Equitable”) serves as the Investment Manager and Administrator of the Trust. AXA Advisors, LLC and AXA Distributors, LLC serve as the Distributors for the Trust’s shares and are located at 1290 Avenue of the Americas, New York, New York 10104. AXA Equitable, in its capacity as the Investment Manager of the Trust, has received an exemptive order from the Securities and Exchange Commission (“SEC”) to permit it and the Trust’s Board of Trustees to select and replace investment sub-advisers for the Trust (“Advisers”) and to amend the advisory agreements between AXA Equitable and the Advisers without obtaining shareholder approval. Accordingly, AXA Equitable is able, subject to the approval of the Trust’s Board of Trustees, to appoint and replace Advisers and to amend advisory agreements without obtaining shareholder approval.

At a special meeting of the Board of Trustees of the Trust held on October 28, 2008, the Board of Trustees, including the Trustees who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended) of the Trust, the Investment Manager, the Advisers or the Distributors (“Independent Trustees”), unanimously approved the Investment Manager’s proposals to:

(1)	Replace Mellon Capital Management Corporation (“Mellon”), the existing sub-adviser to the portion of each PLUS Portfolio that tracks a particular index (“Index Allocated Portion”) with SSgA Funds Management, Inc. (“SSgA FM”);

(2)	Replace Standish Mellon Asset Management Company LLC (“Standish”), the existing sub-adviser to the Bond Index Portfolio, with SSgA FM;

(3)	Appoint SSgA FM as an adviser to an allocated portion of the Quality Bond Portfolio.

In addition to the above, and consistent with the Investment Manager’s initiative to reduce volatility in existing Portfolios by moving towards more passive and hybrid active and passive strategies, the Board also approved proposals to restructure the Value Portfolio and Quality Bond Portfolio to a multiple-adviser structure wherein each Portfolio will each seek to achieve its investment objective by investing in a variety of equity securities and exchange-traded funds (“ETF Allocated Portion”). The equity securities portions of each Portfolio’s assets will be managed in both a concentrated actively managed style (“Active Allocated Portion”) and in a passively managed style that seeks to replicate an appropriate broad-based index (“Index Allocated Portion”). AXA Equitable, in addition to its capacity as the Investment Manager of the Trust, will continue to serve as the adviser to the ETF Allocated Portion of each PLUS Portfolio and also will serve in a similar capacity with respect to the Value and Quality Bond Portfolios. Further, the Board unanimously approved the change the investment strategy of each of the Mid Cap Portfolio; AllianceBernstein Large Cap Growth Portfolio and Value Equity Portfolio from an actively managed portfolio to a passively managed index portfolio and approved the replacement of Legg Mason Capital Management, Inc. (“LMCM”) and Fidelity Research & Management Company (“FMR”), respectively, as advisers to the Value Equity Portfolio and Mid Cap Portfolio by SSgA FM.

The Investment Manager’s proposals were based on the Investment Manager’s strategic outlook and its assessment of the long-term viability of each Portfolio. The Investment Manager also believed that it could best realize operational and administrative efficiencies with respect to the Portfolios (and thereby leverage such efficiencies) by consolidating passively managed strategies among the Trust’s sub-advisers. These changes took effect on or about December 1, 2008.

The changes described above are described in the following table:

Portfolio Name	Current Adviser	New Adviser(s)
EQ/FI Mid Cap Portfolio	FMR	SSgA FM

EQ/Legg Mason Value Equity Portfolio	LMCM	SSgA FM

EQ/AllianceBernstein Quality Bond Portfolio	AllianceBernstein	AllianceBernstein (Active Allocated Portion); SSgA FM (Index Allocated Portion)

EQ/Bond Index Portfolio	Standish	SSgAFM

EQ/International Core PLUS Portfolio	Mellon (Index Allocated Portion)	SSgA FM (Index Allocated Portion)

EQ/Large Cap Core PLUS Portfolio	Mellon (Index Allocated Portion)	SSgA FM (Index Allocated Portion)

EQ/Large Cap Growth PLUS Portfolio	Mellon (Index Allocated Portion)	SSgA FM (Index Allocated Portion)

EQ/Mid Cap Value PLUS Portfolio	Mellon (Index Allocated Portion)	SSgAFM (Index Allocated Portion)

In connection with the above, the Board of Trustees also approved an Investment Advisory Agreement between AXA Equitable and SSgA FM dated December 1, 2008 (“Investment Advisory Agreement”). Further, the Board of Trustees also approved name changes for the following Portfolios as indicated below effective on or about December 1, 2008:

Existing Name	New Name
EQ/AllianceBernstein Value Portfolio	EQ/Large Cap Value PLUS Portfolio

EQ/FI Mid Cap Portfolio	EQ/Mid Cap Index Portfolio

EQ/AllianceBernstein Large Cap Growth Portfolio	EQ/Large Cap Growth Index Portfolio

EQ/Legg Mason Value Equity Portfolio	EQ/Large Cap Value Index Portfolio

EQ/AllianceBernstein Quality Bond Portfolio	EQ/Quality Bond PLUS Portfolio

Factors Considered by the Board

In approving the Investment Advisory Agreement, the Board considered the overall fairness of the Agreement and whether the Agreement was in the best interest of the affected Portfolio. The Board further considered factors it deemed relevant with respect to each Portfolio, including, as applicable: (1) the nature, quality and extent of the services to be provided to the Portfolio by the Adviser and its affiliates; (2) the performance of the Adviser as well as the performance of comparable accounts advised by the Adviser as compared to a peer group or an appropriate benchmark; (3) the level of the proposed sub-advisory fees; (4) the anticipated effect of growth and size on the Portfolio’s expenses; and (5) the “fall out” benefits to be realized by the Adviser and its affiliates (i.e., any direct or indirect benefits to be derived by the Adviser and its affiliates from their relationships with the Trust). In considering the Investment Advisory Agreement, the Board did not identify any single factor or information as all-important or controlling. In addition, in connection with its evaluation of the fees to be paid under the Investment Advisory Agreement, the Board determined that the Manager’s management fee and profitability and each Portfolio’s overall expense ratios generally were more significant to the Board’s evaluation of the fees and expenses of the Portfolios than the proposed new Adviser’s costs and profitability.

The Board also considered conflicts of interest that may arise between the Trust and the proposed new Adviser in connection with the services it provides to the Trust and the various relationships that it and its affiliates may have with the Trust. For example, actual or potential conflicts of interest may arise as a result of a new Adviser having responsibility for multiple accounts (including each Portfolio it advises), such as devotion of unequal time and attention to the management of the accounts, inability to allocate limited investment opportunities across accounts and incentive to allocate opportunities to an account where the new Adviser has a greater financial incentive, such as a performance fee account. In this connection, the Board also took into consideration the manner in which the proposed new Adviser addresses such conflicts.

Based on these considerations and the information described below, the Board was satisfied, with respect to the proposed new Adviser and Portfolio, that (1) the Portfolio was reasonably likely to benefit from the nature, quality and extent of the Adviser’s services, (2) the Adviser’s compensation is fair and reasonable, (3) the Adviser’s advisory fee schedule reflects economies of scale that may be realized as the Adviser’s allocated portion of the Portfolio grows, and (4) the performance of the Adviser’s comparable account(s) has been reasonable in relation to the performance of a relevant benchmark or peer group for the periods for which information was provided. Based on the foregoing, the Board, including the Independent Trustees, unanimously approved each Agreement. As a result of the Board of Trustees’ determination, SSgA FM became and adviser to the EQ/Large Cap Value Index Portfolio; EQ/Mid Cap Index Portfolio; EQ/International Core PLUS Portfolio; EQ/Large Cap Core PLUS Portfolio; EQ/Large Cap Growth PLUS Portfolio; EQ/Mid Cap Value PLUS Portfolio; EQ/Bond Index Portfolio; EQ/Legg Mason Value Equity Portfolio and EQ/Quality Bond PLUS Portfolio effective as of December 1, 2008.

Information Regarding the Investment Advisory Agreement

Except as to effective date and compensation, the terms of the new Investment Advisory Agreement between AXA Equitable and SSgA FM for its respective portfolio are substantially similar to those of the old investment advisory agreement between AXA Equitable and each prior Adviser. The new Investment Advisory Agreement provides that it will remain in effect for its initial two-year term and thereafter only so long as the Board of Trustees, including a majority of the Independent Trustees, specifically approves its continuance at least annually. The new Investment Advisory Agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the respective portfolio, on sixty days’ written notice to AXA Equitable and SSgA FM, or by AXA Equitable or SSgA FM on sixty days’ written notice to the Trust and the other party. The new Investment Advisory Agreement also terminates automatically in the event of its assignment or in the event that the Investment Management Agreement between AXA Equitable and the Trust is terminated for any other reason.

The new Investment Advisory Agreement generally provides that SSgA FM will not be liable for any losses, claims, damages, liabilities or litigation incurred by AXA Equitable or the Trust as a result of any error of judgment or mistake of law by SSgA FM with respect to its respective portfolio, except that nothing in the agreement limits SSgA FM’s liability for all losses, claims, damages, liabilities or litigation arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of SSgA FM in the performance of any of its duties or obligations or (ii) any untrue statement of a material fact, or any omission thereof, in the Trust’s prospectus, statement of additional information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to its respective portfolio, if such statement or omission was made in reliance upon information furnished by SSgA FM to AXA Equitable or the Trust.

Under the old investment advisory agreement between AXA Equitable and Mellon dated as of May 25, 2007, as amended, with respect to the Index Allocated Portions (“Allocated Portion”) of the EQ/Large Cap Growth PLUS Portfolio, the EQ/Large Cap Core PLUS Portfolio, EQ/Mid Cap Value PLUS Portfolio and the EQ/International Core PLUS Portfolio, Mellon received an advisory fee based on the U.S. domestic funds portion of each Portfolio’s assets as follows: 0.05% of the Allocated Portion of each Portfolio’s average daily net assets up to and including $150 million; 0.02% of the Allocated Portion of each Portfolio’s average daily net assets in excess of $150 million and up to and including $1 billion; 0.01% thereafter. In addition, Mellon received an advisory fee based on the international fund portion of each Portfolio’s assets as follows: 0.05% of the Allocated Portion of each Portfolio’s average daily net assets up to and including $150 million; 0.02% of the Allocated Portion of each Portfolio’s average daily net assets in excess of $150 million and up to and including $1 billion; 0.015% thereafter. For the fiscal year ended December 31, 2008, Mellon received $[        ] in advisory fees with respect to the Allocated Portions of the EQ/Large Cap Growth PLUS Portfolio, the EQ/Large Cap Core PLUS Portfolio, EQ/Mid Cap Value PLUS Portfolio and the EQ/International Core PLUS Portfolio. The Board of Trustees approved the old investment advisory agreement between AXA Equitable and Mellon with respect to the EQ/Large Cap Growth PLUS Portfolio, the EQ/Large Cap Core PLUS Portfolio, EQ/Mid Cap Value PLUS Portfolio and the EQ/International Core PLUS Portfolio on July 9, 2008.

Under the old investment advisory agreement between AXA Equitable and Standish with respect to the EQ/Bond Index Portfolio, dated as of July 11, 2007, as amended, Mellon received an advisory fee based on the assets of the EQ/Bond Index Portfolio as follows: 0.08% of the Portfolio’s average daily net assets up to and including $50 million; 0.06% of the Portfolio’s average daily net assets in excess of $50 million and up to and including $250 million; 0.04% of the Portfolio’s daily net assets in excess of $250 million and up to $400 million; and 0.02% in excess of $400 million. For the fiscal year ended December 31, 2008, Standish received $[        ] in advisory fees with respect to the EQ/Bond Index Portfolio. The Board of Trustees approved the old investment advisory agreement between AXA Equitable and Standish with respect to the EQ/Bond Index Portfolio on July 9, 2008.

Under the old investment advisory agreement between AXA Equitable and Fidelity with respect to the EQ/FI Mid Cap Portfolio, dated as of August 1, 2006, as amended, Fidelity received an advisory fee based on the assets of the EQ/FI Mid Cap Portfolio as follows: 0.50% of the Portfolio’s average daily net assets up to and including $250 million; and 0.40% of the Portfolio’s average daily net assets in excess of $250 million. For the fiscal year ended December 31, 2008, Fidelity received $[        ] in advisory fees with respect to the EQ/Bond Index Portfolio. The Board of Trustees approved the old investment advisory agreement between AXA Equitable and Fidelity with respect to the EQ/FI Mid Cap Portfolio on July 9, 2008.

Under the old investment advisory agreement between AXA Equitable and Legg Mason with respect to the EQ/Legg Mason Value Equity Portfolio, dated as of September 30, 2005, as amended, Legg Mason received an advisory fee based on the assets of the EQ/Legg Mason Value Equity Portfolio as follows: 0.40% of the first $200 million of the average daily net assets of the Portfolio; and 0.38% thereafter. For the fiscal year ended December 31, 2008, Legg Mason received $[        ] in advisory fees with respect to the EQ/Legg Mason Value Equity Portfolio. The Board of Trustees approved the old investment advisory agreement between AXA Equitable and Legg Mason with respect to the EQ/Legg Mason Value Equity Portfolio on July 9, 2008.

Information Regarding the New Adviser

SSgA Funds Management, Inc.

As the Adviser to the Index Allocated Portion of each PLUS Portfolio and Quality Bond Portfolio, SSgA FM will seek to track the performance of a particular index (the MSCI EAFE Index in the case of EQ/International Core PLUS Portfolio; the S&P 500 Index in the case of the EQ/Large Cap Core PLUS Portfolio; the Russell 1000 Growth Index in the case of the EQ/Large Cap Growth PLUS Portfolio; the Russell Mid Cap Value Index in the case of the EQ/Mid Cap Value PLUS Portfolio); and the Lehman Brothers U.S. Aggregate Bond Index (“Lehman Aggregate Bond Index”) in the case of the Quality Bond Portfolio) with minimal tracking error. It is expected that SSgA FM will manage each Index Allocated Portfolio of each PLUS Portfolio and Quality Bond Portfolio consistent with each PLUS Portfolio’s and Quality Bond Portfolio’s current investment objective and investment strategy.

As Adviser to the Mid Cap Portfolio, Large Cap Growth Index Portfolio and Large Cap Value Index Portfolio it is anticipated that SSgA FM will seek to track the performance of a particular index (the S&P MidCap 400 Index in the case of Mid Cap Portfolio; the Russell 1000 Growth Index in the case of the Large Cap Growth Index Portfolio; and the Russell 1000 Value Index in the case of the Large Cap Value Index Portfolio with minimal tracking error.

As Adviser to the Bond Index Portfolio, it is anticipated that SSgA FM will seek to achieve the Bond Index Portfolio’s investment objective of achieving (before expenses) the total return performance of the Lehman Aggregate Bond Index, including reinvestment of coupon payments, at a risk level consistent with that of the Lehman Aggregate Bond Index. The Bond Index Portfolio generally will invest in a well-diversified portfolio that is representative of the domestic investment grade bond market, including U.S. Treasury, agency, credit, mortgage-backed securities, asset-backed securities and CMBS. Under normal circumstances, the Bond Index Portfolio intends to invest at least 90% of its assets, determined at time of purchase, in bond securities that are held in the Lehman Brothers Aggregate Bond Index. While complete replication of the Lehman Aggregate Bond Index is not possible, SSgA FM will employ a stratified sample approach to build a portfolio whose broad characteristics match those of the Index. Individual securities holdings may differ from the Index, and the fund may not track the performance of the Index perfectly due to the expenses and the transaction costs, the size and frequency of cash flow into and out of the fund, and differences between how and when the fund and the Index are valued. SSgA FM also may purchase or sell futures contracts on fixed-income securities, or options on those futures, in lieu of investment directly in fixed-income securities themselves as well as purchase or sell futures contracts and options on the Lehman Aggregate Bond Index (or other fixed-income securities indices), if and when they become available. The principal risks of investing in each PLUS Portfolio and the Bond Index Portfolio are listed in the Trust’s Prospectus under the heading “The Principal Risks.” These risks are discussed in more detail under the heading “More About Investment Strategies & Risks” in the Trust Prospectus.

It is anticipated that Portfolio managers Lynn Blake and John Tucker of SSgA’s Global Structured Products Team will jointly and primarily have responsibility for the day-today management of the EQ/Large Cap Value Index Portfolio; EQ/Mid Cap Index Portfolio; EQ/International Core PLUS Portfolio; EQ/Large Cap Core PLUS Portfolio; EQ/Large Cap Growth PLUS Portfolio; and EQ/Mid Cap Value PLUS Portfolios (together, the “Equity Index Portfolios”). Ms. Blake is a Principal of SSgA FM, Managing Director of State Street Global Advisors and the Head of Non-US Markets in the Global Structured Products Group. Ms. Blake joined SSgA in 1987, and is currently responsible for overseeing the management of all non-US equity index strategies as well as serving as portfolio manager for several non-US equity index portfolios. Mr. Tucker is a Principal of SSgA FM, Vice President of State Street Global Advisors and Head of US Equity Markets in the Global Structured Products Group, he is also responsible for all Derivative Strategies and Exchange Traded Funds. Mr. Tucker manages numerous index strategies and works closely with the other Unit Heads in the group. Previously, Mr. Tucker was head of the Structured Products group in SSgA’s London office, where he was responsible for the management of all index strategies in their second largest investment center. Mr. Tucker joined State Street in 1988.

It is anticipated that Portfolio managers John Kirby and Mike Brunell of SSgA’s Passive Fixed Income Team will jointly and primarily have responsibility for the day-today management of the EQ/Bond Index Portfolio and EQ/Quality Bond PLUS Portfolio (together, the “Fixed Income Index Portfolios”). Mr. Kirby is a Principal of SSgA FM and a Vice President of SSgA. Mr. Kirby is the head of the firm's Fixed Income Index team and has managed the product since 1999 and portfolios within the group since 1997. In addition to portfolio management, Mr. Kirby's responsibilities include risk management and product development. Mr. Brunell is a Principal of SSgA FM and SSgA. Mr. Brunell has been a member of the Fixed Income Index team since 2004. In his current role as part of the Beta solutions group, Mr. Brunell is responsible for developing and managing funds against a variety of conventional and custom bond index strategies, including fixed income exchange traded funds, which were established in 2007. Prior to joining the investment group, Mr. Brunell was responsible for managing the US Bond Operations team, which he had been a member of since 1997.

SSgA FM, is located at State Street Financial Center, One Lincoln Street, Boston, MA 02111. SSgA FM is a wholly owned subsidiary of State Street Corporation. As of June 30, 2008, SSgA FM had over $149 billion in assets under management. SSgA FM and other advisory affiliates of State Street Corporation make up State Street Global Advisors (“SSgA”), the investment management arm of State Street Corporation. SSgA is the largest institutional fund management company in the world with $1.8 trillion in assets under management as of June 30, 2008. SSgA provides complete global investment management services from offices in North America, South America, Europe, Asia, Australia and the Middle East.

Directors and principal executive officers of SSgA FM include: James E. Ross, President and Director; Peter G. Leahy, Director; Thomas P. Kelley, Treasurer; Tracy A. Atkinson, Chief Compliance Officer and Phil Gillespie, Director and Chief Legal Officer. The address of each of these individuals is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

For its services to the Portfolios, SSgA FM receives an advisory fee based on the assets of the Equity Index Portfolios and the Fixed Income Index Portfolios as indicated in the following table:

Portfolio	Advisory Fee
Equity Index Portfolios

EQ/Large Cap Value Index Portfolio	0.02% of the Portfolio’s average daily net assets up to and including $150 million; 0.150% of the Portfolio’s average daily net assets in excess of $150 million

EQ/Mid Cap Index Portfolio	0.02% of the Portfolio’s average daily net assets up to and including $150 million; 0.150% of the Portfolio’s average daily net assets in excess of $150 million

EQ/International Core PLUS Portfolio	0.04% of the Index Allocated Portion’s average daily net assets up to and including $100 million; 0.03% of the Index Allocated Portion’s average daily net assets in excess of $100 million and up to and including $600 million; 0.275% of the Index Allocated Portion’s daily net assets in excess of $600 million

EQ/Large Cap Core PLUS Portfolio	0.02% of the Portfolio’s average daily net assets up to and including $150 million; 0.150% of the Portfolio’s average daily net assets in excess of $150 million

EQ/Large Cap Growth PLUS Portfolio	0.02% of the Portfolio’s average daily net assets up to and including $150 million; 0.150% of the Portfolio’s average daily net assets in excess of $150 million

EQ/Mid Cap Value PLUS Portfolio	0.02% of the Portfolio’s average daily net assets up to and including $150 million; 0.150% of the Portfolio’s average daily net assets in excess of $150 million

Fixed Income Index Portfolios

EQ/Bond Index Portfolio	0.04% of the Portfolio’s average daily net assets up to and including $50 million; 0.02% of the Portfolio’s average daily net assets in excess of $50 million

EQ/Quality Bond PLUS Portfolio	0.04% of the Index Allocated Portion’s average daily net assets up to and including $50 million; 0.02% of the Index Allocated Portion’s average daily net assets in excess of $50 million

AXA Equitable (the Portfolios) is responsible for the payment of advisory fees to SSgA. Effective on or about December 1, 2008, the management fee with respect to EQ/Large Cap Value Index Portfolio and EQ/Mid Cap Index Portfolio became as follows: 0.35% of the Portfolio’s average daily net assets. Effective on or about December 1, 2008, the management fee with respect to EQ/Quality Bond PLUS Portfolio became as follows: 0.40% of the Portfolio’s average daily net assets up to and including $4 billion; 0.38% of the Portfolio’s average daily net assets in excess of $4 billion up to and including $8 billion; 0.36% thereafter. No other management fee changes will occur with respect to the Portfolios described herein.

Information regarding other comparable funds for which SSgA serves as an adviser is provided in Appendix A to this Information Statement.

* * * * *

Portfolio Transactions

To the extent permitted by law and in accordance with procedures established by the Trust’s Board of Trustees, the Portfolios may engage in brokerage transactions with brokers that are affiliates of the Investment Manager or the Advisers, with brokers who are affiliates of such brokers, or with unaffiliated brokers who trade or clear through affiliates of the Investment Manager or Advisers. For the fiscal year ended December 31, 2008, the following

Portfolios paid the amounts indicated to the affiliated broker-dealers of the Manager or Co-distributors or affiliates of the sub-advisers to each Portfolio:

Portfolio	Affiliated Broker- Dealer	Aggregate Broker Commissions Paid	Percentage of Total Brokerage Commissions	Percentage of Transactions (Based on Dollar Amounts)
[TBD]

Control Persons and Principal Holders [to be completed]

AXA Equitable may be deemed to be a control person with respect to the Trust by virtue of its ownership of more than 99% of the Trust’s shares as of [            , 2009]. AXA Equitable is organized as a New York corporation and is a wholly owned subsidiary of AXA Financial, Inc., a subsidiary of AXA, a French insurance holding company. As a “series” type of mutual fund, the Trust issues separate series of shares of beneficial interest with respect to each portfolio. As of [            , 2009], the Trustees and Officers of the Trust owned Contracts entitling them to provide voting instructions in the aggregate with respect to less than one percent of the beneficial interest of each of the Portfolios.

The following table sets forth information regarding the shareholders who owned beneficially or of record 5% or more of any class of shares of each of the EQ/Large Cap Value Index Portfolio, the EQ/Mid Cap Index Portfolio, the EQ/International Core PLUS Portfolio, EQ/Large Cap Core PLUS Portfolio, the EQ/Large Cap Growth PLUS, the EQ/Mid Cap Value PLUS, the EQ/Quality Bond PLUS Portfolio, and the EQ/Bond Index Portfolio as of [            , 2009].

Shareholder	Portfolio	Number of Shares Owned/Class	Percentage of Portfolio
EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Mid Cap Index Portfolio

EQ/International Core PLUS Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Mid Cap Value PLUS Portfolio

EQ/Bond Index Portfolio

EQ/Quality Bond PLUS Portfolio

A copy of the Trust’s 2008 Semi-Annual Report is enclosed.

Appendix A

SSgA Funds Management, Inc. [to be completed]

Name of Fund	Net Assets (as of 9/30/08)	Advisory Fee Rate (% of net assets)